Exhibit 10.1

AVON PRODUCTS, INC.

2010 STOCK INCENTIVE PLAN

PERFORMANCE CONTINGENT

RESTRICTED STOCK UNIT AWARD AGREEMENT

1. Grant of Performance Contingent Restricted Stock Unit Award. Pursuant to the provisions of its 2010 Stock Incentive Plan (the “Plan”), Avon Products, Inc. (the “Company”) has awarded you (the “Grantee”) Performance Contingent Restricted Stock Units (the “PRSUs”), representing the right to receive in the future shares of Stock (the “Shares”) as set forth in the Grantee’s grant notification. These PRSUs are subject to the terms and conditions set forth below, as well as those terms and conditions set forth in the Plan, all of which are hereby incorporated by this reference. All capitalized terms used in this Performance Contingent Restricted Stock Unit Award Agreement (this “Agreement”) shall have the meaning set forth in the Plan unless otherwise defined herein.

2. Nature of PRSUs; Issuance of Shares. These PRSUs represent a right to receive Shares on the Settlement Date (as defined below) but do not represent a current interest in the Shares. If all the terms and conditions hereof and of the Plan are met, then the Grantee shall be issued Shares on the Settlement Date (or earlier as provided in this Agreement). In lieu of issuance of Shares, the Company reserves the right to instead make a cash payment to the Grantee equal to the Fair Market Value of the Shares determined as of the Settlement Date (or earlier as provided in this Agreement). The Company is not liable for any decrease of value of the Company’s Shares.

3. Restrictions on Transfer of PRSUs. These PRSUs may not be sold, tendered, assigned, transferred, pledged or otherwise encumbered.

4. Vesting of PRSUs; Voting; Dividends

(a) Subject to Section 5, vesting of the PRSUs shall occur on the date set forth in the Grantee’s grant notification (such date the “Vesting Date”) and settlement shall occur on the third anniversary of the date of grant (the “Settlement Date”). Subject to Section 5, vesting and payment are contingent upon: (i) the Grantee being employed by the Company or its Subsidiaries on the Vesting Date; and (ii) satisfaction by the Company of performance measures set forth in the grant notification (the “Performance Measures”).

(b) The Grantee does not have the right to vote any of the Shares or the right to receive dividends on them prior to the date such Shares are issued to the Grantee pursuant to the terms hereof.

5. Separation from Service

(a) Separation from Service by the Company without Cause. If the Grantee incurs an involuntary Separation from Service by the Company (and, if applicable, by any Subsidiary by whom the Grantee is employed) other than for Cause on or after January 1 of the year following the date of grant (the “Grant Date”) and the Grantee will not be eligible for Retirement at the end of the salary continuation period for which the Grantee is eligible under a severance pay plan of the Company or some other agreement between the Grantee and the Company (as if the Grantee made any available election under such plan or agreement to extend the salary continuation period by the maximum period available to such Grantee), in either case as in effect on the date hereof (disregarding any election permitted to the Grantee under such plan or agreement), then, provided that the Company has satisfied the Performance Measures as of the Vesting Date, a pro-rata portion of the PRSUs referred to in Section 4(a) above shall become vested and the pro-rata number of such vested Shares shall be issued to the Grantee on the Settlement Date. The number of Shares that vest shall be determined by multiplying the full number of Shares subject to the PRSUs by a fraction, which shall be the number of complete months from the beginning of the performance period to which the Performance Measures relate to the date of the Separation from Service (typically the last day of active employment), divided by the number of months from the beginning of the performance period to which the Performance Measures relate to the Vesting Date.

(b) Separation from Service due to Retirement. If the Grantee incurs a voluntary Separation from Service due to Retirement on or after January 1 of the year following the Grant Date, or the Grantee incurs an involuntary Separation from Service by the Company (and, if applicable by any Subsidiary by whom the Grantee is employed) other than for Cause on or after January 1 of the year following the Grant Date and the Grantee will be eligible for Retirement at the end of the salary continuation period for which the Grantee is eligible under a severance pay plan of the Company or some other agreement between the Grantee and the Company (as if the Grantee made any available election under such plan or agreement to extend the salary continuation period by the maximum period available to such Grantee), in either case as in effect on the date hereof (disregarding any election permitted to the Grantee under such plan or agreement), then, provided that the Company has satisfied the Performance Measures as of the Vesting Date, a pro-rata portion of the PRSUs referred to in Section 4(a) above all become vested and the pro-rata number of such vested Shares shall be issued to the Grantee on the Settlement Date. The number of Shares that vest shall be determined by multiplying the full number of Shares subject to the PRSUs by a fraction, which shall be the number of complete months from the beginning of the performance period to which the Performance Measures relate to the date of Separation from Service, divided by the number of months from the beginning of the performance period to which the Performance Measures relate to the Vesting Date.

(c) Separation from Service due to Disability. If the Grantee incurs a Separation from Service due to Disability, then, provided that the Company has satisfied the Performance Measures as of the Vesting Date, a pro-rata portion of the PRSUs referred to in Section 4(a) above shall become vested and the pro-rata number of such vested Shares shall be issued to the Grantee on the Settlement Date. The number of Shares that vest shall be determined by multiplying the full number of Shares subject to the PRSUs by a fraction, which shall be the number of complete months from the beginning of the performance period to which the Performance Measures relate to the date of Separation from Service divided by the number of months from the beginning of the performance period to which the Performance Measures relate to the Vesting Date.

(d) Death. If the Grantee dies, then, provided that the Company has satisfied the Performance Measures as of the Vesting Date, a pro-rata portion of the PRSUs referred to in Section 4(a) above shall become vested and the pro-rata number of such vested Shares shall be issued to the Grantee on the Settlement Date. The number of Shares that vest shall be determined by multiplying the full number of Shares subject to the PRSUs by a fraction, which shall be the number of complete months from the beginning of the performance period to which the Performance Measures relate to the date of death, divided by the number of months from the beginning of the performance period to which the Performance Measures relate to the Vesting Date.

(e) Separations from Service Causing Forfeiture. All PRSUs are forfeited if the Grantee incurs a Separation from Service from the Company (and, if applicable, from any Subsidiary by whom the Grantee is employed) under any of the following conditions: (i) an involuntary Separation from Service by the Company for Cause prior to the Settlement Date; (ii) an involuntary Separation from Service by the Company other than for Cause prior to January 1 of the year following the Grant Date; (iii) a voluntary Separation from Service due to Retirement prior to January 1 of the year following the Grant Date; or (iv) a voluntary Separation from Service (excluding Retirement or Disability) at any time during the performance period to which the Performance Measures relate.

(f) Six-Month Wait under Code Section 409A. To the extent that a PRSU payment is a non-exempt amount payable under a “nonqualified deferred compensation plan” (as defined in Code Section 409A) upon a Separation from Service (other than death), if the Grantee is a “specified employee” (as that term is defined in Code Section 409A and pursuant to procedures established by the Company) on the Grantee’s Separation from Service, then any Shares (or cash in lieu thereof if the PRSUs are to be settled in cash) payable pursuant to the PRSU on account of the Separation from Service (other than death) will not be paid to the Grantee during the six-month period immediately following such Separation from Service. Instead, any Shares (or cash in lieu thereof if the PRSUs are to be settled in cash) that would have been payable to the Grantee on account of the Grantee’s Separation from Service shall be paid on the first day of the seventh month following the Grantee’s Separation from Service but not earlier than the Settlement Date.

(g) Change in Control. Notwithstanding any other provision of this Agreement, in the event of a Change in Control, the vesting and payment of PRSUs shall be governed by the provisions of the Plan regarding a Change in Control, which are incorporated herein by reference.

(h) Paid or Unpaid Leave of Absence or Change in Subsidiary Status for Subsidiary Employing Grantee. For purposes of determining the vesting of PRSUs under this Agreement, a paid or unpaid leave of absence of the Grantee shall not constitute a Separation from Service of the Grantee, except to the extent that such leave of absence constitutes a “separation from service” (as defined in Code Section 409A). During a paid or unpaid leave of absence, until a “separation from service” occurs, the PRSUs shall continue to vest as set forth in the grant notification referred to in Section 4(a) of this Agreement. The Grantee’s employment by a Subsidiary shall be considered a Separation from Service on the date on which such Subsidiary ceases to be a Subsidiary, provided that, in such event, any issuance of Shares to the Grantee pursuant to this Section 5 shall be made on the Settlement Date.

6. Non-Competition/Non-Solicitation/Non-Disclosure

The Grantee agrees that, during the Grantee’s employment, beginning on the Grant Date, and for a period of one year after the Grantee’s Separation from Service with the Company (and, if applicable, a Subsidiary) for any reason whatsoever (including Retirement or Disability), he or she shall not, without the prior written consent of the Committee, engage in either of the following activities:

(a) the Grantee shall not directly or indirectly engage or otherwise participate in any business which is competitive with any significant business of the Company or any Subsidiary, including without limitation, the Grantee’s acceptance of employment with, entrance into a consulting or advisory arrangement with, rendering services to or otherwise facilitating the business of Amway Corp./Alticor Inc., Beiersdorf (Nivea), De Millus S.A., Ebel Int’l/Belcorp Corp., Faberlic, Forever Living Products LLC USA, Gryphon Development/Limited Brands Inc., Herbalife Ltd., Hermès, Lady Racine/LR Health & Beauty Systems GmbH, L’Oréal Group/Cosmair Inc., Mary Kay Inc., Mistine/Better Way (Thailand) Co. Ltd., Natura Cosmetics S.A., Neways Int’l, NuSkin Enterprises Inc., O Boticário, Oriflame Cosmetics S.A., Reckitt Benckiser PLC, Revlon Inc., Sara Lee Corporation, Shaklee Corp., The Body Shop Int’l PLC, The Estée Lauder Companies Inc., The Procter & Gamble Company, Tupperware Corp., Unilever Group (N.V. and PLC), Virgin Vie, Virgin Ware, Vorwerk & Co. KG/Jafra Worldwide Holdings (Lux) S.à.R.L. Inc., Yanbal Int’l (Yanbal, Unique), or any of their affiliates; and

(b) the Grantee shall not solicit or aid in the solicitation of any employees of the Company or any Subsidiary to leave their employment.

In addition, the Grantee shall not, unless compelled pursuant to an order of a court or other body having jurisdiction over such matter, communicate or divulge any secret or confidential information, knowledge or data, including without limitation any trade secrets, relating to the Company or a Subsidiary, and their respective businesses, obtained by the Grantee during his or her employment by the Company or a Subsidiary and which is not otherwise publicly known (other than by reason of an unauthorized act by the Grantee), to anyone other than the Company and those designated by it.

In the event the Company determines that the Grantee has breached any term of this Section 6 or any non-disclosure, non-compete or non-solicitation covenant set forth in his or her severance agreement, employment contract or any Company policy, in addition to any other remedies the Company may have available to it, unless otherwise determined by the Committee: (x) all unvested PRSUs granted hereunder shall be forfeited; (y) if Shares have been issued to the Grantee in respect of vested PRSUs hereunder, then the Grantee shall forfeit all such Shares so issued to the Grantee hereunder; and (z) if cash has been paid to the Grantee in lieu of Shares in respect of vested PRSUs hereunder, the Grantee shall pay to the Company all such cash so paid in lieu of Shares to the Grantee hereunder; provided, however, that if the Grantee no longer holds Shares issued to the Grantee hereunder, the Grantee shall pay to the Company in cash the Fair Market Value of any such Shares on the date such Shares were issued to the Grantee hereunder.

7. Compensation Recoupment Policy. For those Grantees who are subject to the Company’s Compensation Recoupment Policy, the PRSUs and the Shares issued (or if the Company elected to make a cash payment instead of Shares equal to the Fair Market of the Shares determined as of the Settlement Date (or earlier as provided in this Agreement), the cash payment) to the Grantee in respect of vested PRSUs hereunder are subject to the Company’s Compensation Recoupment Policy, as it is amended from time to time.

8. No Right to Employment, etc.

(a) The execution and delivery of this Agreement and the granting of the PRSUs hereunder shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company to employ the Grantee for any specific period.

(b) The award of the PRSUs hereunder does not entitle the Grantee to any benefit other than that specifically granted under this Agreement and under the Plan, nor to any future grants or other benefits under the Plan or any similar plan. Any benefits granted under this Agreement and under the Plan are not part of the Grantee’s ordinary compensation, and shall not be considered as part of such compensation in the event of severance, redundancy or resignation. The Grantee understands and accepts that the benefits granted under the Plan are entirely at the grace and discretion of the Company and that the Company retains the right to amend or terminate the Plan, and/or the Grantee’s participation therein, at any time, at the Company’s sole discretion and without notice.

9. Application of Laws. The granting of these PRSUs and the delivery of Shares hereunder shall be subject to all applicable laws, rules and regulations.

10. Taxes. By accepting this grant, the Grantee hereby irrevocably elects to satisfy any taxes required to be withheld by the Company on the date of delivery of any Shares hereunder or on any earlier date on which such taxes may be due by authorizing the Company to withhold a sufficient number of Shares (or cash in lieu thereof if the PRSUs are to be settled in cash) to satisfy such tax obligation. Notwithstanding the preceding sentence, if, on the applicable Settlement Date or on any earlier date on which such taxes may be due, the delivery of Shares is not made because of Code Section 409A requirements or because the Grantee elects pursuant to the Company’s Deferred Compensation Plan to defer the delivery of any Shares payable hereunder or for some other reason, the Grantee hereby irrevocably elects to satisfy all applicable taxes due on the applicable Settlement Date or on any earlier date on which such taxes may be due with respect to such Shares for which delivery is being deferred by delivering cash to the Company in an amount sufficient to satisfy all such taxes.

11. Code Section 409A. To the extent that PRSUs are intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m) or are subject to Code Section 409A, any provision, application or interpretation of this PRSU that is inconsistent with such Code Sections shall be disregarded with respect to such PRSU, as applicable. In no event shall the Company, any of its affiliates, any of its agents, or any member of the Board have any liability for any taxes imposed in connection with a failure of the Plan to comply with Code Section 409A.

[Signatures on Next Page]

IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Grantee have executed this Agreement as of the Grant Date.

AVON PRODUCTS, INC.	GRANTEE

Andrea Jung Chief Executive Officer	Name:

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